Exhibit 10.1

HANCOCK FABRICS, INC.
2001 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE
AS OF MAY 1, 2015)

1.	Purpose.

The purpose of the HANCOCK FABRICS, INC. 2001 STOCK INCENTIVE PLAN (the “Plan”) is to further the earnings of HANCOCK FABRICS, INC., a Delaware corporation, and its subsidiaries (collectively, the “Company”) by assisting the Company in attracting, retaining and motivating key employees and directors of high caliber and potential. The Plan provides for the award of long-term incentives to those key employees and directors who make substantial contributions to the Company by their loyalty, industry and invention.

2.	Administration.

The Plan shall be administered by the Stock Plan Committee (the “Committee”) selected by the Board of Directors of the Company (the “Board of Directors”) consisting solely of two or more members who are “outside directors” as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Except to the extent permitted under Section 6(c) hereof or Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) (or any successor rule of similar import), each Committee member shall be ineligible to receive, and shall not have been, during the one-year period prior to appointment thereto, granted or awarded awards pursuant to this Plan or any other similar plan of the Company or any affiliate of the Company. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan.

3.	Stock Subject to the Plan.

The Company may grant awards under the Plan with respect to not more than a total of 8,800,000 shares of $.01 par value common stock of the Company (the “Shares”), (subject to adjustment as provided in Section 17, below). Such Shares may be authorized and unissued Shares or treasury Shares. Except as otherwise provided herein, if, for any reason, any Shares awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of an Option, Stock Appreciation Right, or Restricted Stock Units (“Returned Shares”), such Returned Shares shall not be charged against the aggregate number of Shares available for issuance pursuant to awards under the Plan and shall again be available for issuance pursuant to an award under the Plan.

4.	Eligibility to Receive Awards.

Persons eligible to receive awards under the Plan shall be limited to those officers, other key employees and directors of the Company who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company (but excluding members of the Committee, except as provided in Section 6(c)).

5.	Form of Awards.

Awards may be made from time to time by the Committee in the form of stock options (“Options”) to purchase Shares, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) or any combination of the above. Options shall be limited to Options which do not qualify (“Nonqualified Stock Options”) as incentive stock options within the meaning of Section 422(b) of the Code.

6.	Options and SARs.

(a)

Options for the purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time; provided that the maximum number of Options and SARs in the aggregate which may be granted to any one grantee during any twelve-month period is 100,000 (except that (i) the Committee in its discretion may exceed such limitation as to executive officers of the Company and (ii) such limitation shall be adjusted pursuant to Section 17 below). Such agreement shall contain the terms and conditions applicable to the Options, including in substance the following terms and conditions:

(i)

Number of Shares. Each Option agreement shall identify the Options represented as Nonqualified Stock Options, and shall set forth the number of Shares subject to the Option (as adjusted pursuant to Section 17, below).

(ii)

Option Price. The Option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an Option shall be determined in good faith by the Committee, but shall in no event be less than 100 percent of the fair market value per Share on the date the Option is granted, as determined in good faith by the Committee. Notwithstanding anything herein to the contrary, the Committee shall not reprice any Options to a lower exercise price at any time during the term of any Option granted under this Plan (except as provided in Section 17).

(iii)

Vesting and Exercise Term. Each Option agreement shall state the period or periods of time within which the Option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no Option shall be exercisable, except as provided in Section 15 or in the event of Retirement (as defined below), death or Disability (as defined below), any more rapidly than from (A) the first anniversary of the date of grant thereof, to the extent of 25% of the Shares covered thereby, (B) the thirteenth month from the date of grant thereof, and each additional month thereafter, to the extent of an additional 1/36th of the Shares covered thereby, provided that, effective for grants of Options made on or after April 16, 2009 each Option agreement shall state the period or periods of time within which the Option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee. The Committee, in its discretion, may provide in the Option agreement (or at the time of the Optionee’s termination of employment) that the Option shall become vested and immediately exercisable, in whole or in part, in the event of the grantee’s Retirement, death or Disability (or in one or more of such events). Notwithstanding the foregoing, no Option shall be exercisable after seven years from the date of grant.

(iv)

Payment for Shares. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise in cash, or Shares at fair market value (i.e., in either a “net” exercise, a “cashless” exercise or attestation of ownership of Shares), or a combination thereof, as the Committee may determine and all subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion may grant the optionee a new Option for the number of Shares used to pay the purchase price.

(v)

Exercise Rights Upon Termination. In the event of Termination (as defined below) of an optionee’s status as an employee or director of the Company for any cause other than Retirement, death or Disability, all unexercised Options shall terminate immediately unless otherwise specified in the Option agreement or unless the Committee shall determine otherwise. As used herein, “Termination” means, (i) in the case of an employee, the cessation of the grantee’s employment by the Company for any reason, and (ii) in the case of a director, the cessation of the grantee’s service as a director of the Company; and “Terminates” has the corresponding meaning. As used herein, “Retirement” means (in the case of an employee) (A) for grants made prior to January 30, 2011, termination of employment under circumstances entitling the participant to elect immediate payment of retirement benefits under the Hancock Fabrics, Inc. Consolidated Retirement Plan (“Retirement Plan”) or any successor plan (or if the grantee was not a participant in the Retirement Plan, the grantee had satisfied the same age, service and other conditions as would be required to receive immediate payment of benefits under the Retirement Plan) and (B) for grants made on or after January 30, 2011, Retirement shall be defined as set forth on Appendix A attached hereto. In the case of a director, Retirement shall have the same meaning as Termination or Terminates. As used herein, “Disability” means the grantee’s failure to return to full-time employment duties immediately after the grantee has exhausted the short term disability benefits under the then applicable short term disability policy or procedures of the Company, and “Disabled” has the corresponding meaning. In the event that an optionee Retires, dies or becomes Disabled prior to the expiration of his Option and without having fully exercised his Option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the part of the Option that is vested at Termination during its term within a period of (i) one year after Termination due to Retirement, death or Disability, or (ii) one year after death if death occurs either within one year after Termination due to Retirement or Disability to the extent that the Option was exercisable at the time of death or Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. As used herein, “Beneficiary” means the person or persons designated in writing by the grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee’s Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee’s rights in respect of an award. In order to be effective, a grantee’s designation of a Beneficiary must be on file with the Committee before the grantee’s death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee’s death.

(vi)

Nontransferability. Except as provided in Section 13(b), Options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. Except as provided in Section 13(b), during the lifetime of the optionee the Option is exercisable only by the optionee.

(b)     Stock Appreciation Rights (SARs) may be granted to an eligible employee or director in the discretion of the Committee. A SAR shall entitle the holder, within the specified period (which may not exceed 7 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the fair market value of a Share exceeds the exercise price, times the number of Shares with respect to which the SAR is exercised. The exercise price for a SAR shall not be less than 100% of the fair market value of a Share on the date the SAR is granted. SARs granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to continuing employment, which need not be the same for each grant or each grantee. The Committee may provide in the SAR agreement for exercise rights upon termination that are the same as those provided for Options in Section 6(a)(v) above. SARs shall not be transferable and shall be subject to the same transferability restrictions as Options. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the fair market value of a Share on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may be made in a lump sum, or in annual installments in accordance with such rules as the Committee may establish.

(c)

Grants to Nonemployee Directors. Notwithstanding any other provision of the Plan, the grant of Options, SARs, RSUs and/or restricted stock hereunder to directors who are not also employees of the Company (“Nonemployee Directors”) shall be subject to the following terms and conditions:

(i)

The Nonemployee Directors of the Company installed pursuant to the Company’s Plan of Reorganization approved on August 1, 2008, shall receive an initial grant of 50,000 Shares of restricted stock (granted at August 4, 2008), vesting to the extent of 50% of the shares so granted on the first anniversary of the date of grant, and 25% and 25% on the successive second and third such anniversary dates. Subsequent grants of awards to Nonemployee Directors may be made at the discretion of the Compensation Committee, subject to any limitations under Section 16 of the Securities Exchange Act of 1934.

(ii)

Each Nonemployee Director of the Company may elect annually (at the time of his initial election and subsequently prior to the annual meeting of stockholders for the election of directors), in advance at such time as may be designated by the Committee, to receive all or a portion of his compensation for services rendered as a Nonemployee Director in Shares of restricted stock issued under this Plan in lieu of cash, which Shares shall be granted at the time of such annual election, vesting to the extent of 1/12th of the shares so awarded on the same date of each subsequent month.

(iii)

The exercise price of Shares subject to an Option or SAR granted to Nonemployee Directors and the price used to calculate the number of Shares of restricted stock to be issued in lieu of cash consideration under this paragraph 6(c) shall be equal to 100 percent of the fair market value of such Shares on the date the Option or SAR is granted or the compensation would otherwise have been paid in cash, all as determined by the Committee.

(iv)	Except as provided in Section 15, each Option or SAR granted to Nonemployee Directors under this paragraph 6(c) shall not be exercisable until one year after the date of grant;

(v)

Unless otherwise provided in the Plan, all provisions with respect to the terms of Nonqualified Stock Options and SARs hereunder shall be applicable to Options or SARs granted to Nonemployee Directors under this Section 6(c).

(vi)	The grants described in this Section 6(c) shall constitute the only awards under the Plan permitted to be made to Nonemployee Directors.

7.	Restricted Stock Awards; Restricted Stock Units.

(a)

Restricted stock awards under the Plan shall consist of Shares free of any purchase price, or for such purchase price as may be established by the Committee, restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Shares of restricted stock issued to Nonemployee Directors shall be governed by Section 6(c) above if that section is inconsistent with this Section 7(a). Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:

(i)

Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee, in its discretion, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock shall be forfeited, provided that no restricted stock award shall become immediately transferable and nonforfeitable, except as provided in Section 15 or unless provided in the agreement in the event of Retirement, death or Disability, any more rapidly than from (i) the first anniversary of the date of grant thereof, to the extent of 50% of the Shares covered thereby, (ii) the second anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, and (iii) the third anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby.

(ii)

Restrictions Upon Transfer. Restricted stock and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares. Any right to receive dividends shall be limited to a right to receive such dividends at the same time and in the same amount as dividends which are paid to holders of unrestricted shares of capital stock of the Company.

(iii)

Certificates. A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee’s death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.

(iv)

Lapse of Restrictions. The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee. Upon the expiration, lapse, or removal of such restrictions, Shares free of the restrictive legend shall be issued to the grantee or his legal representative.

(b)           Awards of Restricted Stock Units (RSUs) may be made to eligible employees in accordance with the following terms and conditions:

(i)

The Committee, in its discretion, shall determine the number of RSUs to grant to a grantee, the restriction period and other terms and conditions of the award, including whether the award will be paid in cash, Shares or a combination of the two and the time when the award will be payable (i.e., at vesting, termination of employment or another date).

(ii)	RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii)

Awards of RSUs shall be subject to the same terms as are applicable to awards of restricted stock under Section 7(a); provided, however, a grantee to whom RSUs are awarded has no rights as a shareholder with respect to the Shares represented by the RSUs unless and until the Shares are actually delivered to the grantee; provided further, however, RSUs may have dividend equivalent rights if provided for by the Committee which may be subject to the same terms and conditions governing dividends and distributions applicable to restricted stock awards under Section 7(a)with the exception that in no event shall RSUs possess voting rights.

(iv)

The RSU agreement shall set forth the terms and conditions that shall apply upon the termination of the grantee’s employment with the Company (including a forfeiture of RSUs for which the restrictions have not lapsed upon Participant’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the award is granted.

8.	General Restrictions.

Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall be consummated in whole or in part only if such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained on terms acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

9.	Single or Multiple Agreements.

Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

10.	Rights of the Shareholder.

The recipient of any award under the Plan shall have no rights as a stockholder, except as provided in Section 7(a), with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

11.	Rights to Terminate Employment.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or to serve as a director, or affect any right which the Company may have to terminate the employment or directorship of such person.

12.	Withholding.

Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The amount to be withheld shall be determined by the Company and shall be the based on the statutory requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the “Tax Date”). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

13.	Non-Assignability.

(a)

Except as provided in Section 13(b), no award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as provided in Section 13(b), or as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person’s guardian or legal representative.

(b)

The Committee may, in its sole discretion from time to time, permit the assignment of any Nonqualified Stock Option to one or more of an optionee’s “Immediate Family” (as defined herein). As used herein, members of an optionee’s “Immediate Family” shall include only (i) persons who, at the time of transfer, are the optionee’s spouse or natural or adoptive lineal ancestors or descendants, and (ii) trusts established for the exclusive benefit of the optionee and/or one or more of the persons described in clause (i) of this Section 13(b).

14.	Non-Uniform Determinations.

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

15.	Change In Control Provisions.

(a)

In the event of a Change in Control (as defined below), the Committee in its sole discretion may cause any Options or SARs awarded under the Plan to vest and the restrictions on restricted stock and RSUs granted under the Plan to lapse, all in accordance with terms determined by the Committee in such event, even though such determination is made after the date of award or grant (so long as such terms are not more restrictive than those contained in any prior agreement with the grantees relating to the affected awards). In addition, the Committee may provide in the award agreements issued pursuant to this Plan that some or all of the following acceleration and valuation provisions (provided that more restrictive provisions may be applicable in the discretion of the Committee) shall apply in the event of a Change in Control to the grantee, or to the grantee but only if such grantee is (i) involuntarily terminated upon a Change in Control as a direct result of the Change in Control or (ii) terminates his own employment for good reason (as defined in the agreement) upon a Change in Control (which determination of causation in (i) and (ii) is to be made by the Committee):

(A)	Any Options or SARs awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

(B)	Any restrictions and deferral limitations applicable to any restricted stock or RSUs to the extent not already vested under the Plan, shall lapse and such shares shall be deemed fully vested.

(C)	The value of all outstanding Options, SARs or RSUs, and restricted stock, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined) as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

(b)

As used herein, the term “Change in Control” means the occurrence of any of the following events, provided that, to the extent Section 409A is applicable, such event also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, each as defined for purposes of Section 409A of the Code:

(i)

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the then outstanding Voting Stock; provided, however, that the following events shall not constitute or result in a Change in Control: (A) any acquisition of Voting Stock directly from Company, (B) any acquisition of Voting Stock by Company, (C) any acquisition of Voting Stock by any employee benefit plan (or related trust, or any trustee or other fiduciary thereof in such capacity) sponsored or maintained by Company or any Subsidiary or (D) any acquisition of Voting Stock by any Person pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) below;

(ii)

During any two-year period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company’s stockholders, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of Company in which such person is named as a nominee for director, without objection of Company, to such nomination) shall be considered as though such individual were an Incumbent Director, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)

Consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets, of Company (a “Business Combination”), unless, in each case, immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns Company or all or substantially all of Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Voting Stock of Company (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust, of any trustee or other fiduciary thereof in such capacity) sponsored or maintained by Company, any Subsidiary or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, voting securities representing 15% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination except to the extent such ownership existed prior to the Business Combination and (C) at least a majority of the members of the Board of the entity resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)

Consummation by the Company of a plan of complete liquidation or dissolution of Company, except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above;

(v)

For purposes of this section, “Voting Stock” means securities of the Company entitled to vote generally in the election of directors and “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

(c)

As used herein, the term “Change in Control Price” means, as to (b)(i) above, the average closing price per share as reported on the exchange on which the Shares are then traded during the 60 day period immediately preceding the occurrence of the Change in Control, or as to (b)(ii) above, the actual price paid in any transaction (or the weighted average price paid in the case of a combination of transactions) related to the Change in Control, in each case as determined by the Committee.

16.	Non-Competition Provision.

Unless the award agreement relating to an Option, SAR or RSU or restricted stock specifies otherwise, a grantee shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing, if the grantee, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity which is, in the opinion of the Committee, (i) competitive with the business conducted by the Company or any of its subsidiaries, or (ii) inimical to the best interests of the Company or any of its subsidiaries.

17.	Adjustments.

In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in the number of Shares which may be issued under the Plan, the number of Shares subject to outstanding awards, and the Option or SAR exercise price of each outstanding Option or SAR, in order to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated. Provided, however, that no change in the terms may provide the holder of Options or SARs with a direct or indirect reduction in the ratio of the Option or SAR exercise price to the fair market value of the Shares.

18.	Amendment.

The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company’s voting securities, modify existing awards respecting the number of Shares, exercise price or extension of terms, issue new awards in exchange for the cancellation of outstanding awards, increase the maximum number of Shares which may be issued under the Plan (other than pursuant to Section 17 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum Option or SAR price. In no event, however, shall the provisions of Section 6(c) be amended more often than once every six months, other than to comport with changes in the Code, the Employment Retirement Income Security Act of 1974, as amended, or the rules thereunder. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to Section 18 hereof does not adversely affect any such right.

19.	Effect on Other Plans.

Participation in this Plan shall not affect a grantee’s eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

20.	Effective Date and Duration of the Plan.

The Plan was initially effective March 4, 2001 when adopted by the Board of Directors, and was subsequently approved by the holders of a majority of the Company’s voting securities. The Plan was amended in April 7, 2010 and approved by stockholders on June 8, 2010, to extend the term of the Plan until March 4, 2021. Unless it is sooner terminated in accordance with Section 18 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no awards shall be granted after March 4, 2021, provided that awards outstanding on March 4, 2021 shall remain outstanding in accordance with their terms.

21.	Unfunded Plan.

The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 7 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by Options and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

22.	Governing Law.

The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware except to the extent that such laws may be superseded by any federal law.

23.	Section 409A Compliance.

The Plan shall at all times be interpreted and operated in good faith compliance in accordance with the requirements of Section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Company or the Committee shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. Any provision in the Plan that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in the Plan in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth. The Company and the Committee shall have the authority to delay the commencement of all or a part of the payments to a grantee under the Plan if the grantee is a “key employee” of the Company (as determined by the Company in accordance with procedures established by the Company that are consistent with Section 409A) to a date which is six months after the date of grantee’s termination of employment (and on such date the payments that would otherwise have been made during such six-month period shall be made), but only to the extent such delay is required under the provisions of Section 409A to avoid imposition of additional income and other taxes, provided that the Company and the Committee will take into account any transitional rules and exemption rules available under Section 409A.

ADOPTED BY THE BOARD OF DIRECTORS OF HANCOCK FABRICS, INC., ON THE 14th DAY OF JUNE 2001.

By:

As amended June 9, 2005, June 7, 2006, August 4, 2008, April 26, 2009, April 7, 2010, March 22, 2011, and May 1, 2015

APPENDIX A

DEFINITION OF RETIREMENT

For grants made under the Plan on or after January 30, 2011, a grantee is eligible for Retirement if he or she has satisfied the following age and service conditions at the date of Termination:

Years
Of
Age	Service*
55	15 or more
56	14 or more
57	13 or more
58	11 or more
59	9 or more
60	7 or more
61	7 or more
62	7 or more
63	7 or more
64	7 or more
65 or older	7 or more

* A grantee’s Years of Service will be determined by the Committee, but will generally reflect the grantee’s Years of Service under the Company’s tax-qualified retirement plan.